Ernst & Young LLP One Commerce Square Suite 700 2005 Market Street Philadelphia, PA 19103	Tel: +1 215 448 5000 Fax: +1 215 448 5500 ey.com

March 6, 2026

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 8 to Form N-CSR dated December 31, 2025 of The Advisors’ Inner Circle Fund III and are in agreement with the statements contained in paragraphs 2 and 3 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Yours very truly,

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania